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                                                                    EXHIBIT 10.4

                               Abbott Laboratories
                              200 Abbott Park Road
                              Abbott Park, IL 60064

                                  July 30, 2002

Triangle Pharmaceuticals, Inc.
4 University Place
4611 University Drive
Durham, North Carolina 27707

Ladies and Gentlemen:


Abbott Laboratories (the "Lender") hereby advises Triangle Pharmaceuticals, Inc. (the "Company") that the Lender has approved, subject to the conditions outlined in this letter, a committed credit facility (the "Facility"). The amount available under the Facility shall not exceed $42,500,000. The Facility shall terminate on two years after the later of the U.S. Product Approval or the European Union Products Approval, as hereinafter defined. The Facility shall be available under the following terms and conditions (certain capitalized terms being used as set forth in SECTION 7):

1.   LOANS.

     The Company may from time to time before the Termination Date request Loans, and the Lender will make such Loans to the Company on the terms and conditions set forth in this Agreement. The aggregate amount of the Loans made hereunder shall not exceed $42,500,000, subject to reduction pursuant to SECTION 1.6; PROVIDED, HOWEVER, that no Loans shall be available until either the Food and Drug Administration shall have approved the use of Coviracil for HIV (the "US Product Approval") or the product approval of Coviracil for HIV for the European Union (the "European Union Product Approval") shall have been obtained. Upon and following receipt of the US Product approval, $30,000,000 of the $42,500,000 Facility will be available. $12,500,000 of the $42,500,000 Facility will be available upon and following receipt of the European Union Product Approval. No Loan shall be made if, after giving effect to said Loan and the application of the proceeds thereof, the Company and its Subsidiaries shall hold Cash in excess of $40,000,000. The Company may borrow and repay in accordance with the terms hereof, and amounts repaid may be reborrowed subject to the terms and conditions otherwise applicable to Loans under this Agreement. In the event that other lenders at any time shall have provided the Company with credit lines other than the Facility, the Company shall utilize such credit lines, to the extent available at reasonably comparable rates, before requesting Loans under the Facility.

     1.1 BORROWING PROCEDURES. Each Loan shall be on at least fifteen (15) Business Days prior telephonic notice (promptly confirmed in writing) from any Authorized Officer received by the Lender. Each such notice shall specify (i) the borrowing date, which shall be a Business Day, and (ii) the amount of the Loan. Each Loan shall be in the amount of $500,000 or an integral multiple thereof. The Company may request Loans even if the Company and its

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Subsidiaries hold in excess of $40,000,000 Cash at the time of such request, so long as after giving effect to such Loans and the application of proceeds thereof, the Company and its Subsidiaries no longer hold in excess of $40,000,000 in Cash.

     1.2    INTEREST

            (a) PRIOR TO MATURITY. The unpaid principal of each Loan shall bear interest prior to maturity at a rate per annum equal to the Treasury Rate in effect from time to time plus 6.00%. Accrued interest shall be payable quarterly on the last day of each fiscal quarter and at maturity. "Treasury Rate", for the purposes of this Agreement and the Note, shall mean for each calendar year, the 10-Year Treasury constant maturity interest rate, as published in the weekly series of Federal Reserve Statistical Releases (H.15) "Selected Interest Rates" (or any comparable substitute or replacement publication of the Federal Reserve System) on the first Business Day of such year and, if not published on such date, the first Business Day thereafter. If such rate no longer shall be so published, the Lender shall estimate the equivalent rate. The Lender shall compute this rate and notify the Company of the applicable rate and interest due at least 5 business days before each interest payment date.

            (b) AFTER MATURITY. Any principal of any Loan which is not paid within five (5) Business Days of the date when due, whether at the stated maturity, upon acceleration or otherwise, shall bear interest from and including the date such principal shall have become due to (but not including) the date of payment thereof in full at a rate per annum equal to the Treasury Rate from time to time in effect plus 8.00% per annum. After maturity, accrued interest shall be payable on demand.

            (c) MAXIMUM RATE. In no event shall the interest rate applicable to any amount outstanding hereunder exceed the maximum rate of interest allowed by applicable law, as amended from time to time. Any payment of interest or in the nature of interest in excess of such limitation shall be credited as a payment of principal unless the Company shall request the return of such amount.

            (d) METHOD OF CALCULATING INTEREST AND FEES. Interest on each Loan and all fees shall be computed on the basis of a year consisting of 360 days and paid for actual days elapsed.

     1.3    DISBURSEMENTS AND PAYMENTS

     The Lender shall transfer the proceeds of each Loan as directed by an Authorized Officer. Each Loan shall be due on a date two years after the US Product Approval or two years after the European Union Product Approval, i.e., the Loans shall be due two years after the first such approval until the full amount of the Loans permitted to be made upon such approval have been paid, then the remainder of the Loans shall be due two years after the second approval. Any payment that shall be due on a day, which is not a Business Day, shall be payable on the next Business Day. If at any time, the outstanding Loans exceed the amount of the Facility as reduced pursuant to SECTION 1.6, the Company shall within five (5) Business Days prepay the

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Loans by an amount equal to such excess. Payments shall be applied first to accrued interest, then to principal.

     1.4    PREPAYMENT

     The Company may prepay the Loans at any time without penalty or premium. If on the last day of any month the Company shall hold Cash in excess of $40,000,000, the Company shall, within five (5) Business Days following the determination of such excess, prepay the Loans by an amount equal to such excess.

     1.5    NOTE

     The Company's obligations with respect to the Loans shall be evidenced by a note in the form attached as Exhibit A (the "Note"). The amount shall be endorsed by the Lender on the schedule attached to the Note, or at the Lender's option, in its records, which schedule or records shall be conclusive, absent manifest error.

     1.6 REDUCTION OF FACILITY. Upon the Company entering into any agreement with any Person (other than the Lender) with respect to the commercialization of Coviracil, the Facility (and the availability associated with the U.S. Product Approval or the European Union Product Approval as applicable) shall be reduced on a dollar for dollar basis (i) on the receipt of any license fee, signing bonus, milestone payment or other non-dilutive forms of payment from such Person (other than in the form of services provided or extended payment terms, none of which shall lead to such reduction), (ii) on the availability of any line of credit provided by such Person (other than any line of credit of up to $35,000,000 secured by accounts receivable created by the sale of Coviracil and otherwise permitted by this Agreement) and (iii) on any share premium (which, for this purpose shall mean any premium over the average price of shares of common stock of the Company in the immediately preceding thirty (30) days received by the Company on the sale of its stock to such Person). By way of example, if the Company receives, as part of such an agreement a milestone payment of $10,000,000 upon U.S. Product Approval, a $5,000,000 line of credit 12 months after the U.S. Product Approval and no payment based on the European Union Product Approval, then the Facility would be reduced by $10,000,000 upon the U.S. Product Approval and by $5,000,000 one year thereafter. The amount available upon European Product Approval would not change.

2.   TAXES.

     All payments by the Company of principal of, and interest on, the Loans and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding franchise taxes and taxes imposed on or measured by the Lender's net income or receipts (such non-excluded items being called "Taxes"). If any withholding or deduction from any payment to be made by the Company hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then the Company will

            (a) pay directly to the relevant authority the full amount required to be so withheld or deducted;

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            (b) promptly forward to the Lender an official receipt or other documentation satisfactory to the Lender evidencing such payment to such authority; and

            (c) pay to the Lender such additional amount or amounts as is necessary to ensure that the net amount actually received by the Lender will equal the full amount the Lender would have received had no such withholding or deduction been required.

Moreover, if any Taxes are directly asserted against the Lender or on any payment received by the Lender hereunder, the Lender may pay such Taxes and the Company will promptly pay such additional amount (including any penalty, interest or expense) as is necessary in order that the net amount received by the Lender after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount the Lender would have received had no such Taxes been asserted.

     If the Company fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Lender the required receipts or other required documentary evidence, the Company shall indemnify the Lender for any incremental Tax, interest, penalty or expense that may become payable by the Lender as a result of any such failure.

3.   CONDITIONS PRECEDENT.

     3.1    INITIAL LOAN.

     The obligation of the Lender to make the initial Loan shall be subject to the prior or concurrent satisfaction of each of the following conditions precedent:

            (a) The Company shall have delivered to the Lender a certificate dated the date of this Agreement of its Secretary or Assistant Secretary as to (i) resolutions of its Board of Directors then in full force and effect authorizing the execution, delivery and performance of this Agreement, the Note, and each of the other Loan Documents; and (ii) the incumbency and signatures of those of its officers authorized to act with respect to this Agreement, the Note and each of the Loan Documents executed by it, upon which certificate the Lender may conclusively rely until it shall have received a further certificate of the Secretary or Assistant Secretary of the Company canceling or amending such prior certificate.

            (b) The Lender shall have received the Note duly executed and delivered by the Company.

     3.2    EACH LOAN.

     The obligation of the Lender to make any Loan (including the initial Loan) shall be subject to a certification by the Company that the following statements are true and correct before and after giving effect to such Loan: (i) the representations and warranties set forth in Section 4 shall be true and correct with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date); (ii) no Event of Default or Unmatured Event of Default shall have occurred and be continuing; (iii) the amount of Cash held by the Company shall be a

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specified amount less than $40,000,000; and (iv) the Company shall have no overdue amounts (i.e. amounts unpaid for more than five (5) Business Days following the due date) then owed to the Lender hereunder or under the Manufacturing and Supply Agreement, the Termination Agreement or the Finishing and Packaging Agreement.

4.   REPRESENTATIONS.

     The Company represents and warrants to the Lender that:

     4.1    ORGANIZATION.

     It is duly organized and in good standing under the laws of its state of incorporation and duly qualified to do business in each jurisdiction where such qualification is necessary.

     4.2    AUTHORIZATION.

     The execution and delivery of this Agreement, the Note and the other Loan Documents and the performance by the Company of its obligations hereunder and thereunder are within the Company's powers and have been duly authorized by all necessary action on the Company's part, and do not and will not contravene or conflict with the Company's organizational documents or violate or constitute a default under any law, rule or regulation any presently existing requirement or restriction imposed by judicial, arbitral or other governmental instrumentality or any agreement, instrument or indenture by which the Company is bound.

     4.3    ENFORCEABILITY.

     This Agreement is the Company's legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect which may affect the enforcement of creditors' rights in general and the availability of equitable remedies.

     4.4    FINANCIAL STATEMENTS.

     The financial statements of the Company as at March 31, 2002, copies of which were included in the Company's Quarterly Report in Form 10-Q for the quarter ended on such date, have been prepared in accordance with generally accepted accounting principles consistently applied, and present fairly the financial condition of the Company at the date thereof and the results of its operations for the period then ended. In the period commencing on the date of such financial statements and ending on the date of this Agreement, there has been no material adverse change in the financial condition, operations, assets, business, properties or prospects of the Company (provided that under no circumstances shall the transactions contemplated by this Agreement, the Termination Agreement, the Supply and Manufacturing Agreement or the Finishing and Packaging Agreement, or the consequences thereof be deemed adverse to the Company for the purposes of this sentence.)

     4.5 USE OF PROCEEDS. The Company shall use the proceeds of the Loans for working capital purposes, including without limitation for normal operating expenses.

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5.   COVENANTS.

     From the date of this Agreement and thereafter until the termination of the Facility and until the Obligations are paid in full, the Company agrees that it (and any of its Subsidiaries that may exist prior to the termination of this Agreement) will:

     5.1    FINANCIAL INFORMATION. Furnish to the Lender:

            (a) as soon as available and in any event within 45 days after the end of each fiscal quarter (or, at any time that any Loan is outstanding under this Agreement, within 30 days following any fiscal month) of the Company, a calculation by the Company of the amount of Cash held by the Company and its Subsidiaries at the end of such period;

            (b) upon the occurrence of a Unmatured Event of Default or Event of Default, notice of such Unmatured Event of Default or Event of Default; and

            (c) upon effectiveness of the U.S. Product Approval and European Union Product Approval, notice thereof.

     5.2    INDEBTEDNESS. Not incur or permit to exist any Indebtedness except:

            (a) the Indebtedness hereunder;

            (b) Indebtedness in an amount not in excess of $35,000,000 secured by accounts receivable generated by the sale of Coviracil;

            (c) Indebtedness in amounts not in excess of $2,750,000 under that certain Master Loan and Security Agreement No. 83834 with Wells Fargo Equipment Finance, Inc., in the form delivered to the Lender;

            (d) Indebtedness subordinated in right and time of payment to the Indebtedness hereunder (provided that such Indebtedness may be paid in the ordinary course so long as no Event of Default shall have occurred and be continuing hereunder);

            (e) Trade accounts payable and other arrangements for the payment of accounts payable made in the ordinary course of business; and

            (f) Indebtedness in existence on the date hereof and listed on
     EXHIBIT 5.2.

     5.3 COMPLIANCE WITH LAWS. Comply with all applicable laws, except where failure to so comply is not reasonably likely to have a material adverse effect on the financial condition, operations, assets, business or properties of the Company

     5.4 LINES OF CREDIT. Use reasonable efforts to obtain other financing permitted under SECTION 5.2 to the extent that, in the reasonable opinion of the Company, such financing can be obtained at reasonable terms.

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     5.5    LIENS. Not create, incur, assume or suffer to exist any Lien upon any of its property, revenues or assets, whether now owned or hereafter acquired, except:

            (a) Liens on accounts receivable securing payment of Indebtedness permitted under SECTION 5.2(b);

            (b)   Liens in existence on the date hereof and listed on EXHIBIT
     5.5.

            (c) Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or hereafter payable without penalty or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with generally accepted accounting principles shall have been set aside on its books;

            (d) Liens of carriers, warehousemen, mechanics, materialmen and landlords incurred in the ordinary course of business for sums not overdue or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with generally accepted accounting principles shall have been set aside on its books;

            (e) Liens incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds;

            (f) judgment Liens in existence less than 15 days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full (subject to a customary deductible) by insurance maintained with responsible insurance companies;

            (g) Liens constituting encumbrances in the nature of zoning restrictions, easements and rights or restrictions of record on the use of real property, which in the aggregate are not substantial in amount and which do not, in any case, detract from the value of such property or materially impair the use thereof in the ordinary conduct of business;

            (h) Other Liens not referred to in (a) through (g), above; provided that the Indebtedness secured by such Liens, in the aggregate, shall not exceed $1,000,000 at any one time outstanding; and

            (i) Liens created solely for the purpose of extending, renewing or replacing in whole or in part Indebtedness secured by any Lien referred to in the foregoing clauses (a), (b) and (h), above.

     5.6 INVESTMENTS. Not make, incur, assume or suffer to exist any Investment in any other Person, except:

            (a)   Investments existing on the Effective Date and identified in
     EXHIBIT 5.6;

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            (b)   Cash;

            (c) Investments in the ordinary course of business related to the existing business of the Borrower; and

            (d) Other investments not referred to in (a) through (c) above, provided that the aggregate amount of such investments shall not exceed $5,000,000

6.   EVENTS OF DEFAULT.

     6.1    EVENTS. Each of the following shall constitute an Event of Default:

            (a) The Company fails to pay when due any principal of, or within five (5) Business Days following the date when due interest on, any Loan or any other amount payable hereunder or under the Note;

            (b) Any representation or warranty of the Company made or deemed made hereunder or under any other writing or certificate furnished by or on behalf of the Company to the Lender for the purposes of or in connection with this Agreement shall at any time prove to have been incorrect in any material respect when made or deemed made;

            (c) The Company defaults in the due performance or observance of any other agreement contained herein or in any other Loan Document or defaults in the payment or performance of any material obligation under the Manufacturing and Supply Agreement, the Termination Agreement or the Finishing and Packaging Agreement and such default shall continue for thirty (30) days after notice thereof shall have been given to the Company from the Lender;

            (d) The Company defaults in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any other Indebtedness of the Company the aggregate amount of which is in excess of $2,500,000; or a default shall occur in the performance or observance of any obligation or condition with respect to such other Indebtedness if the effect of such default in performance or observance is to accelerate maturity of any such Indebtedness or to permit the holder or holders of such Indebtedness, or any trustee or agent for such holders, to cause such Indebtedness to become due and payable prior to its expressed maturity;

            (e) Any judgment or order for the payment of money in excess of $5,000,000 shall be rendered against the Company and either

                  (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order; or

                  (ii) there shall be any period of thirty (30) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

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            (f)   The Company shall

                  (i) become insolvent or generally fail to pay, or admit in writing its inability or unwillingness to pay, debts as they become due;

                  (ii) apply for, consent to or acquiesce in the appointment of a trustee, receiver, sequestrator or other custodian for the Company or any property thereof, or make a general assignment for the benefit of creditors;

                  (iii) in the absence of such application, consent or
            acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for the Company or for a substantial part of the property thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within 30 days;

                  (iv) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Company and, if any such case or proceeding is not commenced by the Company, such case or proceeding shall be consented to or acquiesced in by the Company or shall result in the entry of an order for relief or shall remain for 60 days undismissed; or

                  (v) take any action authorizing, or in furtherance of, any of the foregoing.

            (g) The Company, or any successor thereto, shall fail to pay in full all outstanding principal, accrued interest and other amounts payable under this Agreement within thirty (30) days following (i) any Change of Control or (ii) any merger or consolidation with any other Person or purchase or other acquisition of all or substantially all of the assets of another Person, if such Person is engaged in a business not substantially similar to the business engaged in by the Company.

     6.2    REMEDIES.

     Upon the occurrence of an Event of Default under SECTION 6.1(f), the commitment of the Lender to make Loans shall be terminated and the Note and all other obligations hereunder shall become immediately due and payable in full; and upon the occurrence of any other Event of Default, the commitment of the Lender to make Loans may be terminated by the Lender and the Lender may declare the Note and the principal of and accrued interest on each Loan, and all other amounts payable hereunder, to be forthwith due and payable in full.

7.   DEFINITIONS.

     As used in this Agreement:

     "AUTHORIZED OFFICER" means each officer or employee of the Company who is authorized to request Loans, to confirm in writing any such request and to agree to rates of interest, as set

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forth on the schedule of Authorized Officers most recently delivered by the
Company to the Lender.

     "BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which the commercial banks are required or permitted to close in Chicago.

     "CASH" means cash, cash equivalents, and short and long term fixed investments.

     "CHANGE OF CONTROL" means the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of forty percent (40%) or more of the outstanding shares of voting stock of the Company.

     "CONTINGENT LIABILITY" means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, obligation or any other liability of any Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person.

     "DOLLARS" means lawful money of the United States of America.

     "EVENT OF DEFAULT" means an event described in Section 6.1.

     "FACILITY" has the meaning set forth in the initial paragraph of this Agreement.

     "FINISHING AND PACKAGING AGREEMENT" means an agreement with respect to finishing and packaging of FTC to be negotiated between the Lender and the Company.

     "HEDGING AGREEMENT" means any interest rate, currency or commodity swap agreement, cap agreement or collar agreement, and any other agreement or arrangement designed to protect a Person against fluctuations in interest rates, currency exchange rates or commodity prices.

     "HEDGING OBLIGATION" means, with respect to any Person, any liability of such Person under any Hedging Agreement.

     "INVESTMENT" means, relative to any Person,

            (a) any loan or advance made by such Person to any other Person (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business);

            (b)   any Contingent Liability of such Person; and

            (c) any ownership or similar interest held by such Person in any other Person.

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     "INDEBTEDNESS" of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, whether or not evidenced by bonds, debentures, notes or similar instruments, (b) all obligations of such Person as lessee under capital leases which have been or should be recorded as liabilities on a balance sheet of such Person in accordance with generally accepted accounting practices, (c) all indebtedness secured by a lien or security interest on the property of such Person, whether or not such indebtedness shall have been assumed by such Person, (d) all obligations, contingent or otherwise, with respect to the face amount of all letters of credit (whether or not drawn) and banker's acceptances issued for the account of such Person, (e) all Hedging Obligations of such Person, excluding any portion thereof which would be accounted for as interest under generally accepted accounting principles or for which hedge accounting under generally accepted accounting principles is applicable, (f) all Suretyship Liabilities of such Person and (g) all Debt of any partnership of which such Person is a general partner.

     "LIEN" means any security, interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), or charge against or interest in property to secure payment of a debt or performance of an obligation.

     "LOAN" means a loan by the Lender to the Company made pursuant to SECTION
1.

     "LOAN DOCUMENTS" means this Agreement, the Note and each other agreement, document or instrument delivered in connection with the establishment of the Facility pursuant to this Agreement, and does not include the Termination Agreement, the Manufacturing and Supply Agreement or the Finishing and Packaging Agreement.

     "MANUFACTURING AND SUPPLY AGREEMENT" means the Manufacturing and Supply Agreement dated the date hereof between the Lender and the Company.

     "NOTE" has the meaning set forth in SECTION 1.5.

     "OBLIGATIONS" means all obligations (monetary or otherwise) of the Company arising under or in connection with this Agreement, the Note and each of the other Loan Documents.

     "PERSON" means any natural person, corporation, association, limited liability company, joint venture or other business entity.

     "SUBSIDIARY" means any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than 50% of the voting stock, membership interests or other equity interests is owned or controlled directly or indirectly by the Company, or one or more of the Subsidiaries of the Company, or a combination thereof.

     "SURETYSHIP LIABILITY" means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to or otherwise to invest in a debtor, or otherwise to assure a creditor against loss) any indebtedness, obligation or other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person's obligation in respect of any Suretyship

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Liability shall (subject to any limitation set forth therein) be deemed to be the principal amount of the debt, obligation or other liability supported thereby.

     "TAXES" has the meaning set forth in Section 2.

     "TERMINATION AGREEMENT" means the Termination Agreement dated the date hereof between the Lender and the Company.

     "UNMATURED EVENT OF DEFAULT" means an event which with notice, the lapse of time or both would constitute an Event of Default.

8.   GENERAL.

     8.1    INSTRUCTIONS

     The Company hereby authorizes the Lender to rely upon telephonic or written instructions of any person identifying himself or herself as an Authorized Officer and upon any signature which the Lender believes to be genuine, and the Company shall be bound thereby in the same manner as if such person where authorized or such signature were genuine.

     8.2    PAYMENTS.

     Payments hereunder and under the Note shall be made in immediately available funds in Dollars.

     8.3    INDEMNIFICATION.

     In consideration of the execution and delivery of this Agreement by the Lender and the extension of credit hereunder, the Company hereby indemnifies, exonerates and holds the Lender and each of its officers, directors, employees and agents (collectively, the "Indemnified Parties") free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (collectively, the "Indemnified Liabilities"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loan or any investigation, litigation or proceeding related to any environmental cleanup, audit, compliance or other matter relating to the protection of the environment or the release by the Company of any hazardous material, except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party's gross negligence or willful misconduct and any Indemnified Liabilities asserted by the Company itself. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Company hereby agrees to make the maximum contribution to the payment in satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

     8.4    NOTICES.

     All notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by facsimile and addressed, delivered or transmitted to such party at its address or facsimile number set forth below or at such other address or facsimile number as may be designated by such party in a notice to the other party in writing:

     If to Triangle:

            Triangle Pharmaceuticals, Inc.
            4 University Place
            4611 University Drive
            Durham, North Carolina 27707
            Telephone:  (919) 493-5980
            Telefax:    (919) 493-5925
            Attention:  Chief Operating Officer
            Copy to:    General Counsel

     Copy to:

            Gerald F. Roach
            Smith Anderson Blount Dorsett Mitchell & Jernigan L.L.P. 2500 First Union Capital Center
            Raleigh, NC 27601
            Telephone:  (919) 821-6668
            Telefax:    (919) 821-6800

     If to Abbott:

            Abbott Laboratories
            Dept. R50A, Bldg. AP34
            200 Abbott Park Road
            Abbott Park, IL  60064-6187
            Telephone: (847) 938-0101
            Telefax: (847) 937-1771

            Attention:  Vice President
                               Global Licensing/New Business Development

     Copy to:

            General Counsel
            Abbott Laboratories
            Dept. 364; Bldg. AP6D
            100 Abbott Park Road
            Abbott Park, IL 60064

            Telephone:  (847) 937-8906
            Telefax:    (847) 938-6277

     8.5    SURVIVAL.

     The Obligations of the Company under Sections 2, and 8.3 shall survive any payment of the principal of and interest on the Loans and the termination of this Agreement.

     8.6    COUNTERPARTS.

     This Agreement may be executed in any number of separate counterparts, each of which when so executed and delivered shall be an original, and all such counterparts shall together constitute one and the same instrument.

     8.7    WAIVER.

     No modification or waiver with respect to this Agreement or any other Loan Document shall be effective unless in writing, and any waiver by the Lender of any rights hereunder or under any other Loan Document shall not constitute a waiver of any other rights of the Lender from time to time.

     8.8    DISPUTE RESOLUTION

     The Company and the Lender recognize that a bona fide dispute as to certain matters may arise from time to time during the term of this Agreement which may relate to either party's rights and/or obligations hereunder. The Company and the Lender agree that any dispute that arises in connection with this Agreement, which cannot be amicably resolved by management discussions shall be resolved by binding Alternative Dispute Resolution ("ADR") in the manner described in
EXHIBIT 8.8.

     8.9    APPLICABLE LAW.

     This Agreement, the Note and each other Loan Document shall be governed by the internal laws of the State of Delaware applicable to contracts made and to be performed entirely within such State.

     Please acknowledge your agreement to the foregoing by signing and returning a copy of this letter.

                                     ABBOTT LABORATORIES

                                     By: /s/ Jeffrey M. Leiden
                                         ---------------------------------------
                                     Title:  President & Chief Operating Officer
                                             -----------------------------------
                                             Pharmaceuticals Products Group
                                             ------------------------------
                                     Address:
                                             -----------------------------------
                                     Facsimile No.:
                                                   -----------------------------


Agreed to this 30th day of
July, 2002

TRIANGLE PHARMACEUTICALS, INC.

By: /s/ Chris A. Rallis
    --------------------------------------
Title:President and Chief Operating Officer
      ------------------------------------
Address:
        ----------------------------------
Facsimile No.:
              ----------------------------

                                       S-1